UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 16, 2011

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Separation Agreement. As previously reported in the Current Report on Form 8-K filed on September 21, 2011, Stein Mart, Inc. (the “Company”) announced the retirement of David H. Stovall, Jr. as President and Chief Executive Officer of the Company effective September 16, 2011.

Subsequent to the filing of the original Form 8-K referenced above, on October 10, 2011 the Company and Mr. Stovall executed a separation agreement (the “Agreement”), a copy of which is attached as Exhibit 10.1. The compensation and benefits set forth in the Agreement are similar to those described for termination without cause under his employment agreement. The Agreement, among other things, provides for: (i) salary continuation of $849,128 for one year, (ii) continuation of certain employee benefits for one year, (iii) the issuance of 41,586 and 12,794 shares under the 2010 and 2011 Incentive Compensation Plans, respectively, on March 17, 2012, (iv) the forfeiture of all other unvested options, restricted stock and performance shares, (v) restrictive covenants against competing with the Company for two years, and (vi) mutual releases of any and all claims. Mr. Stovall has also resigned from the Board of Directors effective September 16, 2011.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Separation Agreement and Release, dated September 16, 2011, between Stein Mart, Inc. and David H. Stovall, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC.
(Registrant)

Date: October 14, 2011	By:	/s/ Gregory W. Kleffner
Gregory W. Kleffner
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Separation Agreement and Release, dated September 16, 2011, between Stein Mart, Inc. and David H. Stovall, Jr.